Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock of Health Insurance Innovations, Inc. and (ii) agree that this Agreement be included as an Exhibit to such joint filing.   This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

 Dated: February 22, 2013

MICHAEL W. KOSLOSKE
By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	CEO
HEALTH PLAN INTERMEDIARIES, LLC
By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Authorized Signatory
HEALTH PLAN INTERMEDIARIES SUB, LLC
By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Authorized Signatory